Exhibit 107

Calculation of Filing Fee Tables

S-8

Immunome, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2020 Equity Incentive Plan, Common Stock, $0.0001 par value per share	Other	4,525,327	$22.39	$101,322,071.53	0.0001381	$13,992.58
2	Equity	2024 Inducement Plan, Common Stock, $0.0001 par value per share	Other	1,500,000	$22.39	$33,585,000.00	0.0001381	$4,638.09
3	Equity	2020 Employee Stock Purchase Plan, Common Stock, $0.0001 par value per share	Other	1,000,000	$19.03	$19,030,000.00	0.0001381	$2,628.04
Total Offering Amounts:						$153,937,071.53		$21,258.71
Total Fee Offsets:								$0.00
Net Fee Due:								$21,258.71
Offering Note

1.
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover additional shares of Common Stock, $0.0001 par value per share (“Common Stock”), of Immunome, Inc. (the “Registrant”) that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents additional shares of Common Stock reserved for future grant under the 2020 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2026 pursuant to the terms of the 2020 Plan. The 2020 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2020 Plan on January 1 of each calendar year through (and including) January 1, 2030, in an amount equal to the lesser of (a) 4% of the total number of shares of capital stock of the Registrant outstanding on December 31st of the preceding calendar year; or (b) a lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate no later than December 31st of the immediately preceding year. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on February 24, 2026.

2.
Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover additional shares of Common Stock of the Registrant that become issuable under the Registrant’s 2024 Inducement Plan (as amended, the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents additional shares of Common Stock that were added to the shares authorized for issuance under the Inducement Plan pursuant to an amendment to the Inducement Plan approved by the Compensation Committee of the Board on May 8, 2025. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on February 24, 2026.
3.
Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover additional shares of Common Stock of the Registrant that become issuable under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents additional shares of Common Stock that were automatically added to the shares authorized for issuance under the 2020 ESPP on January 1, 2026 pursuant to an “evergreen” provision contained in the 2020 ESPP. The 2020 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2020 ESPP on January 1 of each calendar year through (and including) January 1, 2030. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year; (b) 1,000,000 shares; or (c) such lesser number of shares of Common Stock as the Board may designate no later than December 31st of the immediately preceding year. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on February 24, 2026, multiplied by 85%. Pursuant to the 2020 ESPP, the purchase price of the shares of Common Stock will be 85% of the lesser of the fair market value of the Common Stock on the Offering Date or the Purchase Date (each as defined in the 2020 ESPP).

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A